UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
September 25, 2025
(Date of Report)
(Date of earliest event reported)
JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032

(Commission File Number)	(IRS Employer Identification No.)
111 River Street, Hoboken New Jersey	07030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(201) 748-6000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	WLY	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	WLYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders (the “Annual Meeting”) of John Wiley & Sons, Inc. (the “Company”) was held on Thursday, September 25, 2025. Of the 44,559,333 shares of the Company's Class A common stock and 8,767,943 shares of the Company’s Class B common stock issued and outstanding as of the close of business on the record date, July 31, 2025, 42,797,658 Class A shares, or 96.04%, and 8,654,012 Class B shares, or 98.7%, were represented in person or by proxy at the Annual Meeting.

The results of the matters submitted to a shareholder vote at the Annual Meeting are set forth below.

Proposal 1: Election of Directors:

The shareholders (with Class A and Class B common shareholders each voting as a separate class) elected all nominees to serve as directors until the 2026 Annual Meeting or upon the election and qualification of their successors. The results of the vote taken were as follows:

	For	Withheld	Broker Non-Votes
Vote Results for Class A Common Shareholders
Katya D. Andresen	40,919,487	121,958	1,756,213
Brian O. Hemphill	18,712,170	22,329,275	1,756,213
Karen N. Madden	40,920,091	121,354	1,756,213

	For	Withheld	Broker Non-Votes
Vote Results for Class B Common Shareholders
Mari J. Baker	8,525,601	20,020	108,391
David C. Dobson	8,482,818	62,803	108,391
Matthew S. Kissner	8,545,598	23	108,391
Raymond W. McDaniel, Jr.	8,525,598	20,023	108,391
William J. Pesce	8,407,467	138,154	108,391
Inder M. Singh	8,545,608	13	108,391
Jesse C. Wiley	8,525,598	20,023	108,391

See Item 8.01 below with respect to the application of the Company’s Corporate Governance Principles to the voting related to Mr. Hemphill.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The shareholders (with Class A and Class B common shareholders voting together) ratified the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as auditors of the Company for the fiscal year ending April 30, 2026. The results of the vote taken were as follows:

For	Against	Abstain
12,820,601	31,993	81,183

Proposal 3: Non-Binding Advisory Vote on the Compensation of Named Executive Officers

The shareholders (with Class A and Class B common shareholders voting together) approved the advisory resolution on the compensation of the Company’s named executive officers. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Votes
12,410,965	143,821	94,980	284,012

Item 8.01 Other Events.
As disclosed under this Form 8-K, all directors standing for re-election were re-elected at the Company’s 2025 Annual Meeting of Shareholders by plurality of votes cast. In accordance with the Company's Corporate Governance Principles, Mr. Brian Hemphill, having received a greater number of votes "withheld" than votes "for" his election, tendered his resignation for consideration by the Governance Committee (the "Committee"). Mr. Hemphill did not participate in the Committee or the Board of Directors' deliberations regarding his resignation.
At a meeting of the Board of Directors (the "Board") held immediately following the Annual Meeting, the Board, upon recommendation of the Committee, determined not to accept Mr. Hemphill's resignation. Mr. Hemphill will continue to serve as a director until the 2026 annual meeting of shareholders and until his successor is duly elected and qualified. The Board concluded that the voting outcome reflected proxy advisory firm recommendations unrelated to Mr. Hemphill's individual performance or contributions. The Board determined that Mr. Hemphill's continued service is in the best interests of the Company and its shareholders, considering his extensive executive leadership experience in academia, dedicated service to the Board and to the Governance Committee as its chair, considerable institutional knowledge resulting from his tenure, and the skill set and varied perspectives he brings to the Board.

Item 9.01 Financial Statements and Exhibits.
Exhibit No. Description

(d) Exhibits

Exhibit No. Description

104    Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
(Registrant)

By	/s/ Matthew S. Kissner
Matthew S. Kissner
President and Chief Executive Officer

Dated: October 1, 2025